POWER OF ATTORNEY

Know all by these presents that the
undersigned hereby constitutes
and appoints each of J. Patrick Ervin,
Elizabeth Tranter and John R.
Alexander, signing singly, his true
and lawful attorney-in-fact to:

(1) execute for and on behalf of the
undersigned Forms 3, 4 and 5 and
in accordance with Section 13(d) and
Section 16(a) of the Securities
Exchange Act of 1934 and the rules
thereunder or any other form, statement, certification or representation required under the federal securities laws, including Form 144 and Schedule 13D
(hereinafter collectively referred to
as "Forms");

(2) do and perform any and all acts for
and on behalf of the undersigned
which may be necessary or desirable to
complete the execution of any such
Forms and the filing of such Forms with
the United States Securities and
Exchange Commission and any other
authority; and

(3) take any other action of any type
whatsoever in connection with the
foregoing which, in the opinion of such
attorney-in-fact, may be of
benefit to, in the best interest of,
or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

The undersigned hereby grants to each
such attorney-in-fact full power and
authority to do and perform all and
every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. This Power of Attorney shall remain in effect until revoked.


The undersigned acknowledges that the
foregoing attorneys-in-fact, in serving
in such capacity at the request of the
undersigned, are not assuming any of
the undersigned's responsibilities to
comply with Section 13 or Section 16
of the Securities Exchange Act of 1934
or any other federal securities laws.

IN WITNESS WHEREOF, the undersigned has
caused this Power of Attorney to be
executed as of this 5th day of January,
2007.

/s/ Douglas C. Tifft
Douglas C. Tifft


State of New York )
: ss.
County of Chemung )

On this 5th day of January, 2007, before me, the subscriber, personally appeared
DOUGLAS C. TIFFT, to me known and known
to me to be the same person described in and who executed the foregoing instrument, and he duly acknowledged to me that he executed the same.


/s/ Thomas J. Mitchell
Notary Public.

THOMAS J. MITCHELL
Notary Public, State of New York
County of Chemung No. 4869826
My Commission Expires 9/2/10